Exhibit 10.1

PROMISSORY NOTE

PAYCHECK PROTECTION PROGRAM LOAN

Certain Definitions

SBA E-Tran Loan Number: 97612970-06
Borrower: National Securities Corporation
Lender: Axos Bank, a federal savings association
Loan: $5523738.00
Interest Rate: 1.00%
Execution Date: 2020-04-10
Funding Date: The date on which loan proceeds are disbursed
Maturity Date: The date that is two (2) years following the Funding Date

1.

Extension of Credit: For value received, Borrower promises to pay to the order of Lender, at 4350 La Jolla Village Drive, Suite 140, San Diego, CA 92122, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States, the principal amount of FIVE MILLION FIVE HUNDRED TWENTY-THREE THOUSAND SEVEN HUNDRED THIRTY-EIGHT AND 00/100 DOLLARS ($5523738.00), plus interest on the principal balance from time to time outstanding at the Interest Rate, plus any other amounts due or becoming due hereunder, or under any document executed in connection herewith, in the manner provided for herein or therein, as applicable.

2.	Payments.

a.

Deferral Period. Provided no Event of Default (as defined in Section 5 below) has theretofore occurred, no payments shall be due under this Promissory Note (this “Note”) during the six (6) month period following the Funding Date (such period, the “Deferral Period”). Interest will accrue beginning on the Funding Date, including during the Deferral Period.

b.

Payment Amounts. Lender shall calculate the monthly payment amounts due and communicate such payment amounts to Borrower in writing at least thirty (30) days prior to any initial payment amount or change in payment amount. The monthly payment amount shall include repayment of interest accrued during the Deferral Period, interest accruing until and including the Maturity Date, and full amortization of the outstanding principal balance.

c.

Payment Dates. Monthly payments under this Note shall commence on the first day of the first full calendar month following the end of the Deferral Period, and shall continue to be due and payable on the first day of each calendar month thereafter until the Maturity Date. Any amounts outstanding under the Loan on the Maturity Date shall be due and payable on the Maturity Date. This Note may be repaid prior to the Maturity Date without penalty or fee upon providing prior written notice to Lender.

d.

Interest Calculation. Interest on the outstanding principal balance of this Note shall accrue at an annual rate equal to the Interest Rate, calculated on the basis of a 360 day year; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

3.	Loan Forgiveness.

a.	Representations, Warranties and Covenants: Borrower represents and warrants and covenants to Lender as follows:

i.

this Note and any documents executed in connection herewith have been duly authorized, executed and delivered by an authorized signatory for Borrower and such documents shall be enforceable and binding against Borrower in accordance with their terms;

ii.

Borrower shall comply with the terms and conditions of all applicable laws, rules and regulations, including but not limited to, Section 1106 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) and any rules and regulations published in connection therewith (collectively, “Applicable Law”);

iii.

Borrower understands that Lender would not have made this Loan but for the enactment of the CARES Act, and in particular, the provisions thereof providing for a loan guaranty from the U.S. Government, and consequently, Borrower shall, promptly upon notice from Lender (and in no event beyond a due date specified by Lender), at its sole cost and expense, take any actions and execute and deliver (as applicable) any documentation necessary or convenient for Lender to request and obtain repayment of the Loan by the U.S. Government pursuant to the terms of the CARES Act (collectively, “Requested Information”); and

iv.	Any certifications made by Borrower in the application for a Loan submitted to Lender or any other documents signed or submitted by Borrower in connection with the Loan shall be true and accurate.

b.

Ongoing Obligation. To the extent Lender’s request for Loan repayment by the U.S. Government is not granted, such amounts shall remain due and payable by Borrower and Lender shall maintain all remedies available to it.

4.

Term. This Note shall be effective as of the Execution Date, and shall continue in full force and effect until the date upon which all of Borrower’s obligations hereunder have been performed, and all amounts due or becoming due hereunder have been paid in full, including payment of all principal, interest, and any other amounts becoming due hereunder or under any document or agreement executed in connection herewith.

5.

Events of Default. Notwithstanding the Maturity Date, this Note shall become immediately due and payable at the option of Lender on the occurrence of an Event of Default; provided, however, this Note shall be deemed automatically and immediately due and payable upon the occurrence of the Event of Default described in sub-clause (d) below. Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

a.	Borrower fails to make a payment when due under this Note or any document or agreement executed in connection herewith;

b.	Borrower fails to perform or observe any term or covenant contained herein;

c.

Borrower (i) makes, or anyone acting on Borrower’s behalf makes, a false or misleading representation or certification to Lender or to the Small Business Administration, an agency of the United States of America (the “SBA”); or (ii) fails to disclose, or anyone acting on Borrower’s behalf fails to disclose, any material fact to Lender or to the SBA, in either case, whether herein, or in the application for the Loan, or in any other document executed or provided to Lender in connection with the Loan; or

d.

Borrower (i) becomes the subject of a proceeding under any bankruptcy or insolvency law; (ii) has a receiver or liquidator appointed for any part of its business or property; or (iii) makes an assignment for the benefit of creditors.

6.

Right of Setoff. To the extent legally permissible, Lender reserves a right of setoff in all of Borrower’s accounts with Lender and Borrower authorizes Lender to charge or setoff all sums owing under this Note against all such Borrower accounts.

7.	Governing Law, etc.

a.

Governing Law and Submission to Jurisdiction. This Note shall be governed by and construed under federal law, except to the extent that it is determined that federal law does not apply to any provision hereof, in which case the internal laws of the State of Nevada shall apply. Borrower acknowledges and agrees that this Note is entered into in the State of Nevada, where Lender is located, the decision to grant the Loan was made, and funds for the Loan disbursed. Borrower further agrees, regardless of Borrower’s state of residence, that any legal action, proceeding, controversy or claim arising out of or relating to the Loan or this Note, whether brought by Lender or Borrower, shall be brought and prosecuted only in the United States District Court for the District of Nevada located in Las Vegas, Nevada, or, if that Court lacks or declines to exercise subject matter jurisdiction, in the courts of the State of Nevada located in Las Vegas, Nevada. Borrower hereby submits to the exclusive jurisdiction of such courts and waives any objection it might have based upon improper venue or inconvenient forum.

b.

SBA Law Notice. When the SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, the SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.

Waiver of Right of Trial by Jury. BORROWER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

9.

General Provisions. Borrower waives all suretyship defenses. This Note may only be amended with the written agreement of Borrower and Lender. If any part of this Note is unenforceable, all other parts remain in effect. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest and notice of dishonor. Time is of the essence with respect to every provision herein.

10.

Assignment. This Note shall bind Borrower’s or Lender’s successors and assigns. Borrower may not assign, delegate or otherwise transfer its rights, obligations under this Note without prior written consent of Lender. This Note may be assigned or transferred in whole or in part by Lender at any time without notice to Borrower.

11.

Electronic Contracting and Signature Acknowledgment. Borrower (and, for purposes of this provision, its authorized signatories) agree as follows: (a) this Note is an electronic document executed using an electronic signature; (b) such electronic signature signifies an intent to enter into this Note and that this Note will be legally valid and enforceable in accordance with its terms to the same extent as if it had been executed using a written signature; (c) this Note is a Transferable Record; and (d) the Authoritative Copy of the Note will be stored in an electronic vault selected by Lender or its assignees. As used herein, “Transferable Record” and “Authoritative Copy” shall have the meanings ascribed to such terms in the Uniform Electronic Transactions Act as enacted by the State of Nevada, as the same may have been amended.

12.

Further Assurances. Upon request of Lender, Borrower shall re-execute any document or instrument signed in connection with the Loan, or will execute any document or instrument that should have been signed at or before the closing of the Loan, or which was incorrectly drafted or incorrectly signed, and agrees to fully cooperate in the adjustment or correction of clerical errors and in the execution or correction of any and all loan closing documentation deemed necessary or desirable in the reasonable discretion of Lender.

13.	Joint and Several Liability: If there are multiple makers of this Note, they shall be jointly and severally liable.

14.	Riders. Any Riders attached hereto are hereby incorporated by reference.

IN WITNESS WHEREOF, this Note has been executed by Borrower and is effective as of the Execution Date.

BORROWER

National Securities Corporation

By: /s/ Glenn C Worman
Name: GLENN C WORMAN
Title: PRESIDENT & CFO

Contact Information:

Primary Contact Name: Glenn Worman

Address:
5000 T-Rex Avenue, Suite 300, Boca Raton, FL 33431, U.S.

Phone No.: [**]

E-mail: [**]

RIDER 1

NOTICE: NO RELIANCE ON LENDER

PLEASE BE ADVISED THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY (I) HEREIN, (II) IN ANY OTHER DOCUMENT PROVIDED BY LENDER IN CONNECTION WITH THE LOAN, OR (III) IN ANY OTHER COMMUNICATION MADE BY OR ON BEHALF OF LENDER (WHETHER ORALLY, IN WRITING OR OTHERWISE) (ITEMS (I)-(III) COLLECTIVELY, “COMMUNICATIONS”), IN NO CIRCUMSTANCES SHALL LENDER BE DEEMED TO BE PROVIDING ANY FORM OF LEGAL OR TAX ADVICE OR OPINION TO BORROWER OR ITS REPRESENTATIVES.

FOR THE AVOIDANCE OF DOUBT, THIS MEANS THAT UNDER NO CIRCUMSTANCES SHALL LENDER’S COMMUNICATIONS WITH BORROWER OR ANY REPRESENTATIVE THEREOF, NOR THE MAKING OF A LOAN BY LENDER TO BORROWER, BE DEEMED TO CONSTITUTE ADVICE TO BORROWER OR AN OPINION OF LENDER THAT BORROWER MAY RELY UPON REGARDING WHETHER BORROWER IS QUALIFIED FOR A LOAN OR ENTITLED TO DEBT FORGIVENESS OR TO ANY OTHER BENEFIT OFFERED BY THE U.S. GOVERNMENT (OR AGENCY THEREOF) IN CONNECTION THEREWITH.

BY SIGNING THE NOTE, BORROWER, ON BEHALF OF ITSELF AND ITS AFFILIATES, AND ITS AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISORS, HEREBY WAIVES ANY CLAIMS, DEMANDS, SUITS, PROCEEDINGS, COMPLAINTS, LIABILITIES, DAMAGES, COSTS, EXPENSES, FEES OR REMEDIES OF ANY TYPE IT OR THEY MAY HAVE AGAINST LENDER REGARDING THE MATTERS CONTAINED IN THIS RIDER 1.

RIDER 2 – BUSINESS ACCOUNTS

Borrower hereby understands and agrees to the following terms and conditions, in addition to those set forth in the Note:

Account Openings

1.

On or prior to the date the Note is executed, Borrower shall open two (2) non-interest bearing deposit accounts (collectively, the “Accounts”) with Lender and provide Lender with any documentation or information required in connection therewith (including, but not limited to, any information Lender deems reasonably necessary or incidental to Know-Your Customer/Customer Identification Program diligence, signature card requirements, and similar compliance responsibilities relating to Borrower’s interest in the Accounts).

2.

One of the Accounts shall be a business banking controlled account (such account, the “Controlled Account”) and the other shall be a business banking operating account (such account, the “Operating Account”).

3.

The Accounts shall be subject to the terms of this Rider 2 and any ancillary agreements Lender may require regarding opening of the Accounts. Borrower shall comply with Lender’s requirements regarding opening the Accounts.

Payment of Loan Proceeds

4.

All of the Loan proceeds (the “Loan Proceeds”) shall be disbursed into the Controlled Account. The Controlled Account shall be under Lender’s control and Borrower shall not have access to the funds therein (e.g., and without limitation, Borrower may not make withdrawals from, obtain disbursements of or write drafts against any funds in the Controlled Account). Subject to the terms of this Rider 2, the Loan Proceeds shall be released to Borrower as determined by Lender at Lender’s sole discretion as provided for herein.

5.

Provided no Event of Default shall have occurred and be continuing, Lender shall disburse all of the Loan Proceeds to the Operating Account upon Lender’s receipt of (a) any Requested Information and (b) to the extent requested by Lender, information in form and substance sufficient to advise Lender as to the payee(s) of Loan Proceeds, the amounts payable thereto (including such payee(s)’ wire information), and the date on which such payments shall be made, following the transfer of the Loan Proceeds from the Controlled Account to the Operating Account (“Payment Instructions”).

6.

Borrower shall only direct Lender to pay such Loan Proceeds to its employees, landlords or lenders on a property owned or rented by Borrower, utility companies used by Borrower, processors who make payments on behalf of Borrower to the foregoing persons or entities (for example, a payroll processor), or other payee(s) permitted to receive Loan Proceeds by or on behalf of Borrower pursuant to Applicable Law, and in particular, the CARES Act.

7.

Following the transfer of Loan Proceeds from the Controlled Account to the Operating Account, and to the extent Payment Instructions have been required by Lender, Borrower authorizes Lender to automatically debit the Operating Account in connection with Lender implementing the directions provided by Borrower in the Payment Instructions. For the avoidance of doubt, Lender shall have no liability to Borrower or any other person or entity provided it complies with such Payment Instructions.